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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2005

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02—Unregistered Issuance of Equity Securities

        (a)   The 1998 Directors' Plan (the "Directors' Plan") authorized each person serving as a member of the Board who is not an employee of Isonics to receive options to purchase 10,000 shares when such person is re-elected as a Director provided such person is not an employee of Isonics. The exercise price for the options is the Fair Market Value (as defined in the Executives' Plan) on the date such person becomes a director and the options are exercisable for five years from such date. The options granted under the Directors' Plan vest immediately upon the date of the grant. In the event a Director resigns or is not re-elected to the Board, failure to exercise the options in three months results in the options' termination prior to the expiration of their term. As a result of the reelection of Richard Parker and Russell Weiss to the board of directors at the annual meeting of shareholders held on April 19, 2005, each were granted options to purchase 10,000 shares of Isonics common stock, exercisable at $2.04 per share through April 19, 2010. Each of the directors accepted the options on April 19, 2005.

        (b)   No underwriters were involved in the transactions.

        (c)   The stock options were issued in consideration of services rendered and to induce the performance of services in the future.

        (d)   The securities were not offered or sold in a manner that were exempt from registration under the Securities Act of 1933, as amended by reason of Sections 4(2) and 4(6) of the Securities Act of 1933 or Rule 701.

        (e)   The options are exercisable to purchase shares of common stock as described above.

        (f)    Where proceeds were received, the proceeds were utilized for working capital purposes.

Item 8.01—Other Events

        On April 19, 2005, we held our annual meeting of shareholders in Golden, Colorado. Three proposals were submitted to the shareholders for approval as set forth in Isonics Corporation's proxy statement dated March 8, 2005:

          1.     The election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

          2.     The amendment to our Articles of Incorporation to increase our authorized Common Stock to 75,000,000 shares.

          3.     The adoption of Isonics Corporation's 2005 Stock Option Plan.

Items 5.02 and 5.03 are not applicable to this report since the matters voted upon by the shareholders were disclosed in a proxy statement filed by Isonics. There was no solicitation contrary to Isonics' proxy statement.

        24,482,894 shares were present at the meeting and constituted a quorum.

        The names of the directors elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified, and the number of votes cast for and against were as follows. Our common stock and outstanding shares of our Series A convertible preferred stock voted as a single class in the election of directors.

Name of Director	Shares FOR	Shares WITHHELD
James E. Alexander	24,090,638	392,258
Boris Rubizhevsky	24,101,133	381,761
Lindsay A. Gardner	24,108,093	374,801
Richard Parker	24,128,918	353,976
Russell Weiss	24,154,398	328,496

        Abstentions and broker non-votes were not counted for the purposes of determining the outcome of the vote on the election of directors. They are included within the total of "shares withheld," above.

        The shareholders approved the amendment to our articles of incorporation and, when filed with the California Secretary of State in accordance with requirements of the California Corporations Code, our authorized common stock will be increased to 75,000,000 shares as described in the proxy statement. 24,052,444 shares of common stock voting as a separate class, and 24,052,444 shares of common stock and our outstanding series A preferred stock voting as a single class, voted to approve the amendment.

        The shareholders also approved by adoption of our 2005 Stock Option Plan. 5,729,849 shares voting voted for such approval and 776,841 shares voting against (17,976,204 shares withheld).

        At the meeting, we also highlighted for attending shareholders the discussion set forth in a press release we issued on April 19, 2005, describing our strategic initiatives for our 2006 fiscal year. A copy of that press release is attached hereto as an exhibit.

Item 9.01—Financial Statements, Pro-Forma Financial Information and Exhibits

  (c)
  Exhibits

Exhibit Number	Description
99.1	Press Release dated April 19, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of April 2005.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 3.02—Unregistered Issuance of Equity Securities
  Item 8.01—Other Events
  Item 9.01—Financial Statements, Pro-Forma Financial Information and Exhibits
SIGNATURES